Delaware
                                  -----------                             PAGE 1
                                 The First State


     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:
     "REZCONNET TECHNOLOGIES, INC.", A NEW YORK CORPORATION, WITH AND INTO "YTB INTERNATIONAL, INC." UNDER THE NAME OF "YTB INTERNATIONAL, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE FOURTH DAY OF JANUARY, A.D. 2005, AT 12:34 O'CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.














                                       /S/Harrier Smith Windsor
                                       ------------------------
3906802  8100M                         Harriet Smith Windsor, Secretary of State
                                         AUTHENTICATION: 3594177
050004410                                          DATE: 01-04-05

                     CERTIFICATE OF OWNERSHIP AND MERGER

                                     Merging

                          REZconnect Technologies, Inc.
                            (a New York corporation)

                                      Into

                             YTB International, Inc.
                            (a Delaware corporation)

        (Pursuant to Section 253 of the Delaware General Corporation Law)

         REZconnect Technologies, Inc., a corporation organized and existing under the laws of the State of New York ("REZT"), DOES HEREBY CERTIFY:

         FIRST: REZT was incorporated on the 4th day of December 1981, pursuant to the Business Corporation Law of New York, the provisions of which permit the merger of a parent corporation organized and existing under the laws of such State into a subsidiary corporation organized and existing under the laws of the State of Delaware.

         SECOND: REZT owns one hundred percent (100%) of the outstanding shares of the common stock, $.001 par value per share (the "YTBI Common Stock"), of YTB International, Inc., a corporation incorporated on the 3rd day of January 2005, pursuant to the General Corporation Law of the State of Delaware ("YTBI"), and having both classes of Common Stock, $.001 par value per share ("REZT Common Stock") and Series B Convertible Preferred Stock. $.001 par value per share ("REZT Preferred Stock").

         THIRD: REZT, by the following resolutions of its Board of Directors, adopted by the unanimous written consent of the members thereof, filed with the minutes of the Board, pursuant to Sections 906 and 907 of the New York Business Corporation Law on January 3, 2005, determined to, and effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware does hereby merge itself into YTBI.

         WHEREAS, REZT is the legal and beneficial owner of one hundred percent (100%) of the outstanding shares of YTBI Common Stock; and

         WHEREAS, the REZT Common Stock and the REZT Preferred Stock are the only issued and outstanding classes of stock of REZT ; and

         WHEREAS, REZT desires to merge itself into YTBI pursuant to the provisions of Section 253 of the Delaware General Corporation Law;

         NOW, THEREFORE, BE IT RESOLVED, that effective upon the filing of an appropriate Certificate of Ownership and Merger embodying these resolutions with the Secretary of State of Delaware, having already received the requisite majority approval of REZT's controlling stockholders, REZT merges itself into and it hereby does merge itself into YTBI which will assume all of the obligations of REZT; and it is further

            RESOLVED, that the terms and conditions of the merger are as follows: Upon the proposed merger becoming effective, each outstanding share of REZT Common Stock and REZT Series B Convertible Preferred owned of record by REZT stockholders shall cease to be outstanding, without any payment being made in respect thereof; and each issued and outstanding share of (i) REZT Common Stock shall be converted into one (1) share of YTBI Common Stock and (ii) REZT Preferred Stock shall be converted into one (1) share of YTBI Series B Convertible Preferred, $.001 par value per share, certificates for which shall be issued to the respective stockholders of YTBI upon surrender to American Stock Transfer Company and Trust, the company's transfer agent, of such stockholder's certificates formerly representing such shares respectively of REZT Common Stock and REZT Preferred Stock; and it is further

            RESOLVED, that the proposed merger, having already received the requisite majority shareholder approval from its controlling shareholders, shall provide that YTBI, as the surviving corporation in the Merger, shall provide its shareholders a Schedule 14C Information Statement promptly after the SEC staff advises it has no further comments; and

            RESOLVED, that the Chief Executive Officer, President or any Officer of YTBI be and each of them hereby is authorized to make and execute, and the Secretary of YTBI or any Assistant Secretary be and each hereby is authorized to attest, a Certificate of Ownership and Merger setting forth a copy of these resolutions providing for the merger of REZT into YTBI, and the date of adoption hereof, and to cause the same to be filed with the Secretary of State of Delaware and do all acts and things, whatsoever, whether within or without the State of Delaware, which may be in any way necessary or appropriate to effect said merger.

         FOURTH: That the merger has been approved by an affirmative vote of a majority of the votes cast by the holders of a majority of the outstanding stock of REZT entitled to vote thereof without a meeting in the manner prescribed by Sections 906 and 907 of the New York Business Corporation Law.

         IN WITNESS WHEREOF, REZT has caused this Certificate to be signed by Michael Y. Brent, its Chief Executive Officer, and attested by Derek Brent, its Secretary, this 3rd day of January 2005.
                                                   REZconnect Technologies, Inc.
                                                   (a New York corporation)

                                                   By: /s/ Michael Y. Brent
                                                       --------------------
                                                       Michael Y. Brent, CEO

                                                   ATTEST:


                                                   By: /s/ Derek BrentS
                                                       ---------------------
                                                       Derek Brent,Secretary

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of January 3, 2005, by and between YTB International, Inc., a Delaware corporation ("YTBI"), and REZconnect Technologies, Inc., a New York corporation and YTBI's sole common stock shareholder ("REZT").

         WHEREAS, the Board of Directors and a majority of the shareholders of each of YTBI and REZT have each approved the merger of REZT with and into YTBI in accordance with the New York Business Corporation Law (the "NYBCL") and the General Corporation Law of the State of Delaware (the "GCL") and the upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, YTBI and REZT hereby agree as follows:

                  1. The Merger. Upon the terms and conditions hereof, and in accordance with the GCL and the NYBCL, at the Effective Time (as defined below), REZT shall be merged (the "Merger") with and into YTBI.

                  2. Effective Time. As soon as practicable following the execution hereof, YTBI shall file with the Secretary of State of the State of Delaware a certificate of ownership and merger executed in accordance with the relevant provisions of the GCL, and YTBI and REZT shall file with the Secretary of State of the State of New York a certificate of merger executed in accordance with the relevant provisions of the NYBCL. The Merger shall become effective at the time each such filing is completed (the "Effective Time").

                  3. Effects of the Merger. The Merger shall have the effects set forth in the GCL and the NYBCL. Without limiting the generality of the foregoing, at the Effective Time: (a) the separate existence of REZT as a New York corporation shall cease; (b)YTBI as the surviving corporation (the "Surviving Corporation") shall possess all of the rights, privileges, powers, immunities, purposes and franchises, both public and private, of each of YTBI and REZT; (c) all real and personal property, tangible and intangible of every kind and description belonging to YTBI and REZT shall be vested in the Surviving Corporation without further act or deed, and the title to any real estate or any interest therein vested in either YTBI or REZT shall not revert or in any way be impaired by reason of the Merger; and (d) the Surviving Corporation shall assume all the obligations of REZT.

                  4. Certificate of Incorporation and Bylaws. The Certificate of
         Incorporation   and  Bylaws  of  YTBI  shall  be  the   Certificate  of
         Incorporation and Bylaws of the Surviving Corporation.

                  5. Directors. The directors of REZT at the Effective Time shall be the initial directors of the Surviving Corporation, until their successors shall have been duly elected or appointed and qualified.

                  6. Officers. The officers of REZT at the Effective Time shall be the initial officers of the Surviving Corporation, until their successors shall have been duly appointed.

                  7. Conversion of Stock of YTBI and REZT

                  (a) At the Effective Time, each share of common stock, $.001 par value per share, of REZT (the "REZT Common Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one (1) fully paid and nonassessable shares of common stock, par value $.001 per share, of YTBI (the "YTBI Common Stock"). Upon the surrender to American Stock Transfer Company and Trust, the company's transfer agent, of any certificates evidencing shares of REZT Common Stock by any holder thereof, YTBI agrees to issue to such holder certificates evidencing shares of YTBI Common Stock on a one for one basis.

                  (b) At the Effective Time, each share of Series B Convertible Preferred Stock, $.001 par value per share, of REZT (the "REZT Preferred Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one (1) fully paid and nonassessable shares of preferred stock, par value $.001 per share, of YTBI (the "YTBI Preferred Stock"). Upon the surrender to American Stock Transfer Company and Trust, the company's transfer agent, of any certificates evidencing shares of REZT Preferred Stock by any holder thereof, YTBI agrees to issue to such holder certificates evidencing shares of YTBI Preferred Stock on a one for one basis.

                  (c) Each share of YTBI Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and cease to exist.

                  8. Other Actions. From and after the Effective Time, the parties hereto shall take such other and further actions, in addition to the filings described in paragraph 2, as may be required by law to make the Merger effective.

                  9. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws; provided, however, that the consummation and effectiveness of the Merger shall be governed by and construed in accordance with the laws of the State of Delaware and the laws of the State of New York.

                  10. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  11. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement except for Sections 4 and 7 (which are intended to be for the benefit of the persons referred to therein, and may be enforced by such persons).

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its duly authorized officers, all as of the day and year first above written.

REZconnect Technologies, Inc.,
a New York corporation


By: /s/ Michael Y. Brent
    --------------------
      Michael Y. Brent, CEO


YTB International, Inc.,
a Delaware corporation


By: /s/ Michael Y. Brent
    --------------------
      Michael Y. Brent, CEO




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